                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                     Six Months Ended      Three Months Ended
                                                       June 30, 2001         June  30, 2001
                                                     ----------------      ------------------
Earnings before income taxes                               $ 1,524              $   914

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                  (14)                  (6)
Dividends from less than 50% owned
   affiliates                                                   19                   19
Fixed charges                                                1,007                  489
Interest capitalized, net of amortization                       (1)                  (1)
                                                           -------              -------
Earnings available for fixed charges                       $ 2,535              $ 1,415
                                                           =======              =======
Fixed charges:

Interest incurred:
   Interest expense                                        $   940              $   455
   Capitalized interest                                          3                    2
                                                           -------              -------
                                                               943                  457
Portion of rent expense deemed to represent
   interest factor                                              64                   32
                                                           -------              -------
Fixed charges                                              $ 1,007              $   489
                                                           =======              =======
Ratio of earnings to fixed charges                             2.5                  2.9
                                                           =======              =======


                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               ------------------


                                                                         Years Ended December 31,
                                                --------------------------------------------------------------------------
                                                  2000            1999               1998            1997            1996
                                                -------         -------            --------        --------         ------
Earnings before income taxes                     $3,415          $3,040             $2,999          $3,083          $2,756

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                                 (50)            (51)               (28)            (28)            (42)
Dividends from less
   than 50% owned
   affiliates                                        12              10                  9              10               6
Fixed charges                                       710             646                638             593             639
Interest capitalized,
   net of amortization                                -              (2)                (1)             (3)             (4)
                                                 ------          ------             ------          ------          ------
Earnings available for
   fixed charges                                 $4,087          $3,643             $3,617          $3,655          $3,355
                                                 ======          ======             ======          ======          ======
Fixed charges:
Interest incurred:
   Interest expense                              $  615          $  547             $  549           $ 500          $  540
   Capitalized interest                               3               4                  3               5               6
                                                 ------          ------             ------          ------          ------
                                                    618             551                552             505             546
Portion of rent expense
   deemed to represent
   interest factor                                   92              95                 86              88              93
                                                 ------          ------             ------          ------          ------
Fixed charges                                    $  710          $  646             $  638          $  593          $  639
                                                 ======          ======             ======          ======          ======
Ratio of earnings to
   fixed charges                                    5.8             5.6                5.7             6.2             5.3
                                                 ======          ======             ======          ======          ======
